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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 28, 1996


                     Air Express International Corporation
             (Exact Name of Registrant as Specified in its Charter)



         Delaware                        1-8306                 36-2074327
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
    of Incorporation)                 File Number)           Identification No.)



                  120 Tokeneke Road, Darien, Connecticut 06820
                    (Address of Principal Executive Offices)

                                 (203) 655-7900
              (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)










                               Page 1 of 5 pages
                            Exhibit Index on Page 3

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Item 5.  Other Events.

     On June 28, 1996 the Registrant established a $75 million syndicated credit facility. A copy of the News Release issued by the Registrant on July 11, 1996 is filed herewith as Exhibit 1 hereto.

     On July 8, 1996 (the "Redemption Date"), the Registrant completed the redemption of its outstanding 6% Convertible Subordinated Debentures due January 15, 2003 (the "Debentures"). As a result of the call for redemption, an aggregate of $74,735,000 principal amount of Debentures were converted by the holders thereof into 3,290,756 newly-issued shares of Common Stock and the remaining $15,000 principal amount of Debentures were redeemed at a redemption price of 104.2% of their principal amount plus accrued interest from January 15, 1996 to the Redemption Date. As of the close of business on the Redemption Date, after giving effect to the conversion of outstanding Debentures, the Registrant had outstanding an aggregate of 22,666,413 shares of Common Stock. A copy of the News Release issued by the Registrant on July 11, 1996 is filed herewith as
Exhibit 2 hereto.



Item 7.  Financial Statements and Exhibits.

         (C)      Exhibits

                  1.       News Release dated July 11, 1996.

                  2.       News Release dated July 11, 1996.




                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AIR EXPRESS INTERNATIONAL CORPORATION
                                                    (Registrant)


                                   By:  ________________________________________
                                                  Daniel J. McCauley
                                   Vice President, General Counsel and Secretary


Dated:  July 23, 1996




                                  Page 2 of 5




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                                 EXHIBIT INDEX






                                                                    Page No.


Exhibit 1.        News Release dated July 11, 1996 . . . . . . . . .    4




Exhibit 2.        News Release dated July 11, 1996 . . . . . . . . .    5



                                           Page 3 of 5